Exhibit 11

                             NutraMax Products, Inc.
                               51 Blackburn Drive
                         Gloucester, Massachusetts 01930
                                 (978) 282-1800


                                                                     May 1, 2000

Fleet National Bank f/k/a                        National Bank of Canada
BankBoston, N.A.                                 One Federal Street, 27th floor
100 Federal Street                               Boston, Massachusetts  02110
Boston, Massachusetts  02110
Attn:  Robert Riley

The Sumitomo Bank, Limited                       Senior Debt Portfolio
One Post Office Square, Suite 3820               c/o Eaton Vance Management
Boston, Massachusetts  02109                     24 Federal Street
                                                 Boston, Massachusetts  02110

Cape Ann Investors LLC                           Peritus Capital Partners LLC
c/o Chilmark Partners                            315 E. Canon Perdido Street
875 N. Michigan Avenue, Suite 2100               Santa Barbara, CA 93101
Chicago, Illinois  60611                         Attn:  Steve Gevirtz
Attn:  David Schulte

Mr. Bernard Korman
2129 Chestnut Street
Philadelphia, PA 19103

                           Re: NutraMax Products, Inc.

Gentlemen:

         The purpose of this letter agreement (this "Letter Agreement") is to set forth the agreement among (i) NutraMax Products, Inc. and its subsidiaries (collectively, "NutraMax"), (ii) Cape Ann Investors LLC, Peritus Capital Partners LLC, and Mr. Bernard Korman (each an "Investors") and (iii) each of Fleet National Bank f/k/a BankBoston, N.A. ("Fleet"), National Bank of Canada, Senior Debt Portfolio and The Sumitomo Bank, Limited, in its capacity as a lender (each, a "Pre-petition Lender") under that certain Revolving Credit and Term Loan Agreement, dated as of December 30, 1996 (as amended, the "Pre-petition Credit Agreement"), among NutraMax, the Pre-petition Lenders, and Fleet, as agent (the Investors, the Pre-petition Lenders and NutraMax, are collectively referred to herein as the "Parties"), regarding the basic terms and conditions of the transactions (the "Transactions") that will effectuate the agreement between the Pre-petition Lenders and NutraMax set forth herein to settle and compromise all claims of the Pre-petition Lenders arising under, or in any way related to, the Pre-petition Credit Agreement (the "Pre-petition Credit Agreement Claims"). The Transactions will be implemented in cases filed by NutraMax under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the District of Delaware (the "Bankruptcy Court") as soon as possible but in no event later than May 1, 2000 (the date of such filings, the "Filing Date").

         1.  The Transactions.

         The basic terms and conditions of the Transactions as agreed among the Parties are set forth in the Summary of Terms and Conditions (the "Term Sheet") attached hereto as Exhibit A, which is incorporated herein and made a part of this Letter Agreement.

         2.  Bank Agreements.

         Each Pre-petition Lender represents and warrants to, and hereby agrees with, NutraMax and each Investor that (i) it has the power to enter into this Letter Agreement and compromise its pro rata share of the Pre-petition Credit Agreement Claims, and (ii) is entitled to all of the rights and economic benefits inuring to such Pre-petition Lender under the Pre-petition Credit Agreement. Each Pre-petition Lender agrees and represents to NutraMax and each Investor that, subject to Section 5 hereof, and subject to its receipt of definitive documentation in respect of the Transactions that is consistent with the terms and conditions of this Letter Agreement (including the Term Sheet):

             (a) it will take all necessary and appropriate actions to achieve consummation of the Transactions in a timely fashion, including without limitation, filing or supporting any statements or motions with respect to the Transactions that are reasonably requested by NutraMax;

             (b) it will not at any time prior to the termination of this Letter Agreement (i) support or encourage, directly or indirectly, any financial restructuring concerning NutraMax that is inconsistent with the Transactions or (ii) object to, delay, impede or take any other action reasonably likely to prevent the consummation of the Transactions;

             (c) it will not sell, transfer or assign any part of the Pre-petition Credit Agreement Claims or any interest therein during the term of this Letter Agreement, except to a purchaser who agrees prior to such acquisition to be bound by all the terms of this Letter Agreement as if such purchaser had originally executed this Letter Agreement with respect to the Pre-petition Credit Agreement Claim being acquired by such purchaser, which agreement shall be confirmed in writing in favor of NutraMax; and

             (d) subject to the terms of a mutually satisfactory adequate protection stipulation between the Debtors and Pre-petition Lenders and the related order, it shall forbear during the term of this Letter Agreement from taking any action in connection with any Events of Default (as defined in the Pre-petition Credit Agreement) occurring prior to or during the term of this Letter Agreement.

         The parties hereto understand that the agreements of The Sumitomo Bank, Limited with respect to the Partial Repayment and the transaction contemplated to occur thereafter are subject to The Sumitomo Bank, Limited obtaining the necessary approvals from its Tokyo office. The Sumitomo Bank, Limited acknowledges it is in the process of obtaining such approvals as expeditiously as possible.

         3.  Investor Agreements.

         Each Investor represents and warrants to Nutramax and each Pre-petition Lender that it has the power to enter into this Letter Agreement. Each Investor also agrees and represents to Nutramax and each Pre-petition Lender that, subject to Section 5 hereof, and subject to its receipt of definitive documentation in respect of the Transactions that is consistent with the terms and conditions of this Letter Agreement (including the Term Sheet) and reasonably satisfactory to the Pre-petition Lenders:

             (a) it will take all necessary and appropriate actions to achieve consummation of the Transactions in a timely fashion, including without limitation, filing or supporting any statements or motions with respect to the Transactions that are reasonably requested by NutraMax; and

             (b) it will not at any time prior to the termination of this Letter Agreement (i) support or encourage, directly or indirectly, any financial restructuring concerning NutraMax that is inconsistent with the Transactions or (ii) object to, delay, impede or take any other action reasonably likely to prevent the consummation of the Transactions.

         4.  NutraMax Agreements.

         NutraMax hereby agrees with each of the Pre-petition Lenders that, following the Filing Date, it will use its best efforts to consummate the Transactions, and obtain the necessary and appropriate orders of the Bankruptcy Court, as expeditiously as possible under the Bankruptcy Code and Bankruptcy Rules, and consistent with the terms and conditions set forth in this Letter Agreement (including the Term Sheet).

         5.  Termination of Agreement.

         The obligations of the Pre-petition Lenders' and Investors hereunder shall terminate: (a) if the Filing Date has not occurred by May 1, 2000, (b) if the Partial Repayment (as defined in the Term Sheet) has not occurred by June 30, 2000 and (c) upon the entry of a final order of the Bankruptcy Court that is materially inconsistent with the Transactions.

         6.  Amendments.

         This Letter Agreement may not be modified, amended or supplemented except in writing signed by each of the Parties.

         7.  Publicity.

         Until the Filing Date, this Letter Agreement and each of the Transactions shall be kept confidential until the Parties agree upon the language and timing of a press release to be issued by NutraMax.

         8.  No Third Party Beneficiaries.

         This Letter Agreement is only for the benefit of the undersigned parties and nothing herein, expressed or implied, is intended or shall be construed to confer upon any person or entity, other than such persons or entities, any rights or remedies under or by reason of, and no person or entity, other than such persons or entities, is entitled to rely in any way upon, this Letter Agreement.

         9.  Specific Performance.

         It is understood and agreed by the Parties that money damages alone would not be a sufficient remedy for any breach of this Letter Agreement by any of the Parties and the non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

         10. Survival.

         The agreements and obligations of NutraMax in Sections 8-9 shall survive any termination and shall continue in full force and effect for the benefit of the Pre-petition Lenders in accordance with the terms hereof.

         11. Headings.

         The headings of the Sections, paragraphs and subsections of this Letter Agreement are inserted for convenience only and shall not affect the interpretation hereof.

         12. Successors and Assigns.

         This Letter Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives.

         13. Counterparts.

         This Letter Agreement (and any modifications, amendments, supplements or waivers in respect hereof) may be executed in counterparts by manual or facsimile signature of each undersigned party, and all such counterparts shall be deemed to constitute one and the same instrument.

         If the foregoing accurately reflects the agreement among the parties regarding the matters referred to herein, NutraMax requests that you execute the enclosed copy of this Letter Agreement and return it to the undersigned.

                                              Very truly yours,

                                              NUTRAMAX PRODUCTS, INC.



                                              By:
                                                  -------------------------
                                                  Name:
                                                  Title:


Accepted and Agreed as of the date first written above.


FLEET NATIONAL BANK f/k/a
BankBoston, N.A.
individually, and as Agent
on behalf of the Pre-petition Lenders


By:
    ----------------------------
    Name:
    Title:

NATIONAL BANK OF CANADA


By:
    ----------------------------
    Name:
    Title:

THE SUMITOMO BANK, LIMITED


By:
    ----------------------------
    Name:
    Title:

By:
    ----------------------------
    Name:
    Title:

SENIOR DEBT PORTFOLIO


By:
    ----------------------------
    Name:
    Title:

CAPE ANN INVESTORS LLC


By:
    ----------------------------
    Name:
    Title:

PERITUS CAPITAL PARTNERS LLC


By:
    ----------------------------
    Name:
    Title:

MR. BERNARD KORMAN


    ----------------------------

                                                                       Exhibit A

                         Summary of Terms and Conditions

   1. On the Filing Date, the Debtors will file a motion seeking (a) interim order authorizing it to enter into an Initial DIP Agreement (the "Initial DIP Agreement") with Fleet National Bank (the "Initial DIP Lender"), and
      (b) subsequent order (the "Subsequent Order") (x) authorizing it to enter into (i) a Senior Subsequent DIP Agreement (the "Senior Subsequent DIP Agreement") with the lenders thereto (the "Senior Subsequent DIP Lenders") and The CIT Group/Business Credit, Inc., as a lender and as agent for the Senior Subsequent DIP Lenders and (ii) a Junior Subsequent DIP Agreement (the "Junior Subsequent DIP Agreement", together with the "Senior Subsequent DIP Agreement", the "Subsequent DIP Agreements") with Cape Ann Investors LLC, Peritus Capital Partners, LLC and Mr. Bernard Korman (the "Junior Subsequent DIP Lenders"), (y) approving the Assignment Agreement (as defined in section 3 below) and (c) approving the transactions and other actions contemplated hereby.

          o The Initial DIP Agreement will provide the Debtors with a revolving credit facility in the amount of up to $5 million which will be available to fund the Debtors' working capital needs during the chapter 11 cases.

          o The Senior Subsequent DIP Agreement will provide the Debtors with up to a $30 million credit facility which will be used as follows:
              (i) all amounts outstanding under the Initial DIP Agreement will be repaid in full and (ii) up to $14.5 million of the proceeds under the Senior Subsequent DIP Agreement will be used to repay a portion of the obligations outstanding under the Pre-petition Credit Agreement as described in section 3 below.

          o The Junior Subsequent DIP Agreement will provide the Debtors with an $18 million credit facility which will be used to repay a portion of the obligations outstanding under the Pre-petition Credit Agreement as described in section 3 below.

          o The rights and obligations between the Senior Subsequent DIP Lenders, the Junior Subsequent DIP Lenders and the Pre-petition Lenders (as defined below) will be reflected in an intercreditor agreement between such parties (the "Intercreditor Agreement").

   2. In connection with the loans to be made by the Initial DIP Lender under the Initial DIP Agreement, the Pre-petition Lenders will consensually agree to have their liens and security interests in the Debtors' assets under the Pre-petition Credit Agreement primed by the liens and security interests granted to the Initial DIP Lender under the Initial DIP Agreement; provided that, the Debtors are obligated to provide for adequate protection in respect of the Pre-petition Credit Agreement Claims as set forth in a mutually agreed to adequate protection stipulation and adequate protection order.

   3. On or as soon as practicable after the date on which the Subsequent Order becomes a final order of the Bankruptcy Court, (i) the Initial DIP Agreement will be repaid in full from proceeds of the Senior Subsequent DIP Agreement, (ii) up to $14.5 million in proceeds from the Senior Subsequent DIP Agreement and simultaneously therewith $18 million in proceeds from the Junior Subsequent DIP Agreement will be paid by the Debtors to the Pre-petition Lenders as a partial repayment of the Pre-petition Credit Agreement Claims (the "Partial Repayment"). Note: the $32 million cash portion of the Partial Repayment will be (a) increased, dollar for dollar, by the amount by which the Company's obligations under the over-advance currently available under the Pre-petition Credit Agreement exceeds $3,000,000 on the Filing Date; provided that such increase shall in no event exceed $500,000 and (b) decreased, dollar for dollar, by the amount of any and all payments or other distributions the Pre-petition Lenders receive after the Filing Date in respect of the collateral or the Pre-petition Credit Agreement Claims.

          o Upon the occurrence of the Partial Repayment, (i) the Pre-petition Lenders will retain $4 million of the Pre-Petition Credit Agreement Claims, together with the entitlement to the accrued and accruing adequate protection payments in respect thereof (the "Retained Claim") and (ii) pursuant to an assignment agreement between the Pre-petition Lenders and the Junior Subsequent DIP Lenders (the "Assignment Agreement"), the Pre-petition Lenders will assign all of their right, title and interest in and to the balance of the Pre-petition Credit Agreement Claims, together with the entitlement to the accrued and accruing adequate protection payments in respect thereof (the "Assigned Claim"), to the Junior Subsequent DIP Lenders.

          o The Intercreditor Agreement will provide (x) that the Retained Claim shall be junior in priority to the claims of the Senior Subsequent DIP Lenders, but senior to the claims of the Junior Subsequent DIP Lenders, and (y) during the pendency of the chapter 11 cases, the Retained Claim shall be "silent" (i.e., the Pre-petition Lenders shall not exercise any ---- rights or remedies with respect to such claim other than its rights to receive proceeds in a liquidation). Upon the occurrence of the Partial Repayment, the interest paid by the Debtors on the portion of the Senior Subsequent DIP Agreement and the Junior Subsequent DIP Agreement used to fund the Partial Repayment shall be deemed to satisfy, dollar for dollar, the accrual of adequate protection in respect of the Pre-petition Credit Agreement Claims.

          o Pursuant to the Intercreditor Agreement, from and after the date of the Partial Repayment, the Junior Subsequent DIP Lenders shall solely and exclusively control the rights and remedies with respect to the Pre-petition Credit Agreement Claims during the pendancy of these chapter 11 cases.

   4. The Debtors chapter 11 plan of reorganization (the "Plan") will provide for, among other things, the distribution of rights (the "Rights") pursuant to the Rights Plan to holders of Old Common Stock. Each Right will provide the holder thereof with the right to purchase its pro rata share of 100% of the New Common Stock to be issued and outstanding on the Effective Date. If 100% of the Rights were exercised, the Debtors would yield net cash proceeds equal to the obligations outstanding under the Junior Subsequent DIP Facility on the date the Plan is confirmed.

   5. The Plan will provide that on the Effective Date:

          o The Debtors will enter into an exit credit facility (the "Exit Facility") in an amount not to exceed $30 million;

          o The Debtors' obligations outstanding under the Senior Subsequent DIP Agreement will be satisfied from the proceeds of the Exit Facility.

          o The Debtors obligations outstanding under the Junior Subsequent DIP Agreement will be satisfied by distributing the following to the Junior Subsequent DIP Lenders: (a) 100% of the net proceeds that the Debtors receive from the exercise of the Rights and (b) 100% of the New Common Stock of Reorganized NutraMax that has not been subscribed for pursuant to the Rights Plan.

          o The Debtors' obligations in respect of the Pre-petition Credit Agreement Claims and any and all accrued adequate protection payments in respect thereof will be satisfied by distributing the New Senior Notes in an aggregate principal amount of $4 million (the "New Senior Note Distribution"). The Plan will provide that the holders of the Assigned Claim have agreed that the entire New Senior Note Distribution will be made to the holders of the Retained Claim. The New Senior Notes shall be secured notes issued by Reorganized NutraMax that shall be subordinated to Reorganized NutraMax's obligations under the Exit Facility.